Exhibit 99.1

Contact:	Wallace R. Cooney	For Immediate Release
	(703) 345-6470	October 31, 2018

GRAHAM HOLDINGS COMPANY REPORTS
THIRD QUARTER EARNINGS

ARLINGTON, VA – Graham Holdings Company (NYSE: GHC) today reported net income attributable to common shares of $125.1 million ($23.28 per share) for the third quarter of 2018, compared to $24.8 million ($4.42 per share) for the third quarter of 2017.
The results for the third quarter of 2018 and 2017 were affected by a number of items as described in the following paragraphs. Excluding these items, net income attributable to common shares was $70.9 million ($13.19 per share) for the third quarter of 2018, compared to $23.9 million ($4.26 per share) for the third quarter of 2017. (Refer to the Non-GAAP Financial Information schedule at the end of this release for additional details.)
Items included in the Company’s net income for the third quarter of 2018:

•	a $7.9 million intangible asset impairment charge at the healthcare business (after-tax impact of $5.8 million, or $1.08 per share);

•
a $1.0 million reduction to operating expenses from property, plant and equipment gains in connection with the spectrum repacking mandate of the FCC (after-tax impact of $0.8 million, or $0.14 per share);

•	$45.0 million in net gains on marketable equity securities (after-tax impact of $33.6 million, or $6.26 per share);

•
non-operating gain, net, of $10.1 million from sales, write-ups and impairments of cost method and equity method investments, and related to sales of businesses (after-tax impact of $8.0 million, or $1.48 per share);

•	$0.1 million in non-operating foreign currency losses (after-tax impact of $0.1 million, or $0.02 per share); and

•	a nonrecurring discrete $17.8 million deferred state tax benefit related to the release of valuation allowances ($3.31 per share).
Items included in the Company’s net income for the third quarter of 2017:

•	$1.4 million in non-operating foreign currency gains (after-tax impact of $0.9 million, or $0.16 per share).
Revenue for the third quarter of 2018 was $674.8 million, up 3% from $657.2 million in the third quarter of 2017. Revenues grew at the television broadcasting and manufacturing businesses, offset by lower revenue at the education division. The Company reported operating income of $60.7 million for the third quarter of 2018, compared to $27.0 million for the third quarter of 2017. The operating income increase is driven by higher earnings in television broadcasting, education and SocialCode, offset by the decline in healthcare results, largely due to the intangible asset impairment charge.
For the first nine months of 2018, the Company reported net income attributable to common shares of $214.5 million ($39.54 per share), compared to $87.9 million ($15.64 per share) for the first nine months of 2017. The results for the first nine months of 2018 and 2017 were affected by a number of items as described in the following paragraphs. Excluding these items, net income attributable to common shares was $179.5 million ($33.09 per share) for the first nine months of 2018, compared to $83.6 million ($14.87 per share) for the first nine months of 2017. (Refer to the Non-GAAP Financial Information schedule at the end of this release for additional details.)

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Items included in the Company’s net income for the first nine months of 2018:

•	a $7.9 million intangible asset impairment charge at the healthcare business (after-tax impact of $5.8 million, or $1.08 per share);

•
a $2.1 million reduction to operating expenses from property, plant and equipment gains in connection with the spectrum repacking mandate of the FCC (after-tax impact of $1.6 million, or $0.29 per share);

•	$6.2 million in interest expense related to the settlement of a mandatorily redeemable noncontrolling interest ($1.14 per share);

•	$11.4 million in debt extinguishment costs (after-tax impact of $8.6 million, or $1.60 per share);

•	$28.3 million in net gains on marketable equity securities (after-tax impact of $20.9 million, or $3.86 per share);

•
non-operating gain, net, of $17.0 million from sales, write-ups and impairments of cost method and equity method investments, and related to sales of land and businesses (after-tax impact of $13.4 million, or $2.46 per share);

•	a $4.3 million gain on the Kaplan University Transaction (after-tax impact of $1.8 million, or $0.33 per share);

•	$2.2 million in non-operating foreign currency losses (after-tax impact of $1.7 million, or $0.31 per share);

•	a nonrecurring discrete $17.8 million deferred state tax benefit related to the release of valuation allowances ($3.31 per share); and

•	$1.8 million in income tax benefits related to stock compensation ($0.33 per share).
Items included in the Company’s net income for the first nine months of 2017:

•	a $9.2 million goodwill and other long-lived asset impairment charge in other businesses (after-tax impact of $5.8 million, or $1.03 per share);

•	$6.6 million in non-operating foreign currency gains (after-tax impact of $4.2 million, or $0.74 per share); and

•	$5.9 million in income tax benefits related to stock compensation ($1.06 per share).
Revenue for the first nine months of 2018 was $2,006.9 million, up 5% from $1,916.0 million in the first nine months of 2017. Revenues increased at the television broadcasting and manufacturing businesses, offset by lower revenue at the education division. The Company reported operating income of $170.6 million for the first nine months of 2018, compared to $86.9 million for first nine months of 2017. Operating results improved at the education, television broadcasting and manufacturing businesses.
On April 27, 2017, certain subsidiaries of Kaplan, Inc. (Kaplan), a subsidiary of Graham Holdings Company entered into a Contribution and Transfer Agreement (Transfer Agreement) to contribute the institutional assets and operations of Kaplan University (KU) to an Indiana non-profit, public-benefit corporation that is a subsidiary affiliated with Purdue University (Purdue). The closing of the transactions contemplated by the Transfer Agreement occurred on March 22, 2018. At the same time, the parties entered into a Transition and Operations Support Agreement (TOSA) pursuant to which Kaplan will provide key non-academic operations support to the new university. The new university operates largely online as an Indiana public university affiliated with Purdue under the name Purdue University Global (Purdue Global).
Division Results
Education
Education division revenue totaled $358.6 million for the third quarter of 2018, down 5% from $376.8 million for the same period of 2017. Kaplan reported operating income of $22.3 million for the third quarter of 2018, up 61% from $13.8 million for the third quarter of 2017.
For the first nine months of 2018, education division revenue totaled $1,104.1 million, down 3% from revenue of $1,136.2 million for the same period of 2017. Kaplan reported operating income of $82.5 million for the first nine months of 2018, a 46% increase from $56.6 million for the first nine months of 2017.
As a result of the KU Transaction that closed on March 22, 2018, the Company has revised the financial reporting for its education division to provide operating results for Higher Education and Professional (U.S.).

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A summary of Kaplan’s operating results is as follows:

	Three Months Ended			Nine Months Ended
	September 30			September 30
(in thousands)	2018	2017	% Change	2018	2017	% Change
Revenue
Kaplan international	$167,668	$171,259	(2)	$535,553	$507,568	6
Higher education	89,269	105,210	(15)	275,080	328,161	(16)
Test preparation	67,749	72,680	(7)	195,504	212,978	(8)
Professional (U.S.)	34,302	28,249	21	98,715	88,812	11
Kaplan corporate and other	143	49	—	870	120	—
Intersegment elimination	(530)	(642)	—	(1,617)	(1,438)	—
	$358,601	$376,805	(5)	$1,104,105	$1,136,201	(3)
Operating Income (Loss)
Kaplan international	$8,375	$5,348	57	$52,966	$29,009	83
Higher education	6,042	1,493	—	18,616	17,079	9
Test preparation	10,572	7,330	44	17,213	10,207	69
Professional (U.S.)	6,768	7,316	(7)	20,863	22,045	(5)
Kaplan corporate and other	(6,770)	(6,276)	(8)	(21,616)	(17,941)	(20)
Amortization of intangible assets	(2,682)	(1,355)	(98)	(5,494)	(3,798)	(45)
Intersegment elimination	(43)	(59)	—	(32)	(36)	—
	$22,262	$13,797	61	$82,516	$56,565	46
Kaplan International includes English-language programs, and postsecondary education and professional training businesses largely outside the United States. Kaplan International revenue declined 2% and increased 6% for the third quarter and first nine months of 2018, respectively. On a constant currency basis, revenue was flat for the third quarter and increased 2% for the first nine months of 2018. Operating income increased to $8.4 million in the third quarter of 2018, compared to $5.3 million in the third quarter of 2017 due to improved results at UK Professional and English-language. Operating income increased to $53.0 million for the first nine months of 2018, compared to $29.0 million for the same period of 2017 due largely to improved results at Pathways, UK Professional, English-language and MPW. Restructuring costs at Kaplan International totaled $0.9 million for the first nine months of 2017.
Prior to the KU Transaction closing on March 22, 2018, Higher Education included Kaplan’s domestic postsecondary education businesses, made up of fixed-facility colleges and online postsecondary and career programs. Following the KU Transaction closing, the Higher Education division includes the results as a service provider to higher education institutions.
In the third quarter and first nine months of 2018, Higher Education revenue was down 15% and 16%, respectively, due largely to the sale of KU on March 22, 2018 and fewer average enrollments at KU prior to the sale. The Company recorded the service fee with Purdue Global beginning in the second quarter of 2018, based on an assessment of its collectability under the TOSA. The service fee recorded in the second quarter has since been collected from Purdue Global for its fiscal year ended June 30, 2018. In the third quarter of 2018, the Company recorded a portion of the service fee with Purdue Global based on an assessment of its collectability under the TOSA. The Company will continue to assess the collectability of the service fee with Purdue Global on a quarterly basis to make a determination as to whether to record all or part of the service fee in the future and whether to make adjustments to service fee amounts recognized in earlier periods.
Kaplan Test Preparation (KTP) includes Kaplan’s standardized test preparation programs. In September 2018, KTP acquired the test preparation and study guide assets of Barron’s Educational Series, a New York-based education publishing company. KTP revenue declined 7% and 8% for the third quarter and first nine months of 2018, respectively due to lower enrollments in certain test preparation programs and the disposition of Dev Bootcamp, which made up the majority of KTP’s new economy skills training programs. KTP operating results improved in the third quarter and first nine months of 2018, due primarily to decreased losses from the new economy skills training programs. Operating losses for the new economy skills training programs were $2.8 million and $11.2 million for the first nine months of 2018 and 2017, respectively, including $1.3 million in restructuring costs in the third quarter of 2017. Dev Bootcamp was closed in the second half of 2017.

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Kaplan Professional (U.S.) includes the domestic professional and other continuing education businesses. In the third quarter and first nine months of 2018, Kaplan Professional (U.S.) revenue was up 21% and 11%, respectively, due partly to the May 2018 acquisition of Professional Publications, Inc. (PPI), an independent publisher of professional licensing exam review materials that provides engineering, surveying, architecture, and interior design licensure exam review products, and the July 2018 acquisition of College for Financial Planning (CFFP), a provider of financial education and training to individuals through programs of study for professionals pursuing a career in Financial Planning. Kaplan Professional (U.S) operating results declined 7% and 5% for the third quarter and first nine months of 2018, respectively, due mostly to a delay in the CFA exam release and registration dates and increased spending on sales and technology, offset in part by income from PPI and CFFP.
Kaplan corporate and other represents unallocated expenses of Kaplan, Inc.’s corporate office, other minor businesses and certain shared activities, with increased healthcare expense in 2018.
Television Broadcasting
Revenue at the television broadcasting division increased 28% to $130.0 million in the third quarter of 2018, from $101.3 million in the same period of 2017 due to a $20.7 million increase in political advertising revenue and a $10.2 million increase in retransmission revenues. Operating income for the third quarter of 2018 increased 66% to $55.5 million, from $33.5 million in the same period of 2017 due to higher revenues.
Revenue at the television broadcasting division increased 18% to $352.9 million in the first nine months of 2018, from $298.9 million in the same period of 2017. The revenue increase is due to $27.1 million in higher retransmission revenues, a $26.8 million increase in political advertising revenue and $8.6 million in 2018 incremental winter Olympics-related advertising revenue at the Company’s NBC stations. Operating income for the first nine months of 2018 increased 37% to $137.1 million, from $99.7 million in the same period of 2017 due to higher revenues.
In the third quarter and first nine months of 2018, the television broadcasting division recorded $1.0 million and $2.1 million, respectively, in reductions to operating expenses related to non-cash property, plant and equipment gains due to new equipment received at no cost in connection with the spectrum repacking mandate of the FCC.
In the third quarter of 2017, the Company’s television stations in Texas and Florida ran extensive news programming coverage of hurricanes Harvey and Irma; this adversely impacted revenues by an estimated $2.1 million and resulted in $0.6 million in additional expenses during the third quarter of 2017.
Manufacturing
Manufacturing includes four businesses: Dekko, a manufacturer of electrical workspace solutions, architectural lighting and electrical components and assemblies; Joyce/Dayton Corp., a manufacturer of screw jacks and other linear motion systems; Forney, a global supplier of products and systems that control and monitor combustion processes in electric utility and industrial applications; and Hoover Treated Wood Products, Inc., a supplier of pressure impregnated kiln-dried lumber and plywood products for fire retardant and preservative applications that the Company acquired in April 2017. In July 2018, Dekko acquired Furnlite, Inc., a Fallston, NC-based manufacturer of power and data solutions for the hospitality and residential furniture industry.
Manufacturing revenues increased in the first nine months of 2018 due to the Hoover acquisition. Manufacturing operating income decreased in the third quarter of 2018 due largely to a decline at Hoover from the adverse impact of lower wood prices on inventory values. Operating income increased in the first nine months of 2018 due largely to the Hoover acquisition. Also, in the second quarter of 2017, the Company recorded a $9.2 million goodwill and other long-lived asset impairment charge at Forney, due to lower than expected revenues resulting from sluggish overall demand for its energy products.
Healthcare
The Graham Healthcare Group (GHG) provides home health and hospice services in three states. At the end of June 2017, GHG acquired Hometown Home Health and Hospice, a Lapeer, MI-based healthcare services provider. Healthcare revenues were down 12% and 4% in the third quarter and first nine months of 2018, respectively. The revenue declines are primarily due to a new management services agreement (MSA) with one of GHG’s joint ventures that was effective in the third quarter of 2018. In the third quarter of 2018, GHG recorded a $7.9 million intangible asset impairment charge related to the Celtic trademark, which is in the process of being phased-out. The decline in GHG operating results in 2018 is due to the intangible asset impairment charge and a decline in results from the MSA with one of GHG’s joint ventures.

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SocialCode
SocialCode is a provider of marketing solutions on social, mobile and video platforms. In the third quarter of 2018, SocialCode acquired Marketplace Strategy (MPS), a Cleveland-based Amazon sales acceleration agency. SocialCode’s revenue decreased 5% in the third quarter of 2018 and was flat for the first nine months of 2018. SocialCode reported operating income of $5.1 million and an operating loss of $0.4 million in the third quarter and first nine months of 2018, respectively, compared to operating losses of $6.2 million and $8.2 million in the third quarter and first nine months of 2017, respectively. The improved results include a $7.5 million and $7.2 million credit related to SocialCode’s phantom equity plans in the third quarter and first nine months of 2018, respectively; 2017 results included $5.1 million and $1.2 million in expense related to SocialCode’s phantom equity plans in the third quarter and first nine months, respectively.
Other Businesses
Other businesses include Slate and Foreign Policy, which publish online and print magazines and websites; and two investment stage businesses, Panoply and CyberVista. Losses from each of these businesses in the first nine months of 2018 adversely affected operating results.
Corporate Office
Corporate office includes the expenses of the Company’s corporate office and certain continuing obligations related to prior business dispositions.
Equity in Earnings (Losses) of Affiliates
At September 30, 2018, the Company held interests in a number of home health and hospice joint ventures, and interests in several other affiliates. In the second half of 2017, the Company acquired approximately 11% of Intersection Holdings, LLC, which provides digital marketing and advertising services and products for cities, transit systems, airports, and other public and private spaces. The Company recorded equity in earnings of affiliates of $9.5 million for the third quarter of 2018, compared to equity in losses of affiliates of $0.5 million for the third quarter of 2017. In the third quarter of 2018, the Company recorded $7.9 million in gains in equity in earnings of affiliates related to two of its investments. The Company recorded equity in earnings of affiliates of $13.0 million for the first nine months of 2018, compared to $1.4 million for the first nine months of 2017.
Net Interest Expense, Debt Extinguishment Costs and Related Balances
On May 30, 2018, the Company issued 5.75% unsecured eight-year fixed-rate notes due June 1, 2026. Interest is payable semi-annually on June 1 and December 1, beginning on December 1, 2018. On June 29, 2018, the Company used the net proceeds from the sale of the notes and other cash to repay $400 million of 7.25% notes that were due February 1, 2019. The Company incurred $11.4 million in debt extinguishment costs related to the early termination of the 7.25% notes.
The Company incurred net interest expense of $5.5 million and $27.5 million for the third quarter and first nine months of 2018, compared to $7.8 million and $22.4 million for the third quarter and first nine months of 2017. The Company incurred $6.2 million in interest expense related to the mandatorily redeemable noncontrolling interest at GHG settled in the second quarter of 2018.
At September 30, 2018, the Company had $479.6 million in borrowings outstanding at an average interest rate of 5.1% and cash, marketable equity securities and other investments of $794.7 million.
Non-operating Pension and Postretirement Benefit Income, net
In the first quarter of 2018, the Company adopted new accounting guidance that changes the income statement classification of net periodic pension and postretirement pension cost. Under the new guidance, service cost is included in operating income, while the other components (including expected return on assets) are included in non-operating income. The new guidance was required to be applied retrospectively, with prior period financial information revised to reflect the reclassification. From a segment reporting perspective, this change had a significant impact on Corporate office reporting, with minimal impact on the television broadcasting and Kaplan corporate reporting.
The Company recorded net non-operating pension and postretirement benefit income of $22.2 million and $66.6 million for the third quarter and first nine months of 2018, compared to $17.6 million and $55.0 million for the third quarter and first nine months of 2017.

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Gain on Marketable Equity Securities, net
In the first quarter of 2018, the Company adopted new guidance that requires changes in the fair value of marketable equity securities to be included in non-operating income (expense) on a prospective basis. Overall, the Company recognized $45.0 million and $28.3 million in net gains on marketable equity securities in the third quarter and first nine months of 2018, respectively.
Other Non-Operating Income (Expense)
The Company recorded total other non-operating income, net, of $3.1 million for the third quarter of 2018, compared to $2.0 million for the third quarter of 2017. The 2018 amounts included $8.5 million in fair value increases on cost method investments and other items, partially offset by a $3.3 million net loss related to sales of businesses and contingent consideration; a $2.5 million impairment of a cost method investment; and $0.1 million in foreign currency losses. The 2017 amounts included $1.4 million in foreign currency gains and other items.
The Company recorded total other non-operating income, net, of $14.7 million for the first nine months of 2018, compared to $6.9 million for the first nine months of 2017. The 2018 amounts included $8.5 million in fair value increases on cost method investments; $4.0 million net gain related to sales of businesses and contingent consideration; a $2.8 million gain on sale of a cost method investment; a $2.5 million gain on sale of land; and other items, partially offset by a $2.5 million impairment of a cost method investment and $2.2 million in foreign currency losses. The 2017 amounts included $6.6 million in foreign currency gains and other items.
Provision for Income Taxes
The Company’s effective tax rate for the first nine months of 2018 was 15.6%. In the third quarter of 2018, the Company recorded a $17.8 million deferred state tax benefit related to the release of valuation allowances. Excluding this $17.8 million benefit and a $1.8 million income tax benefit related to stock compensation, the overall income tax rate for the first nine months of 2018 was 23.3%. The Tax Cuts and Jobs Act was enacted in December 2017, which included lowering the federal corporate income tax rate from 35% to 21%.
The Company's effective tax rate for the first nine months of 2017 was 31.3%. This low effective tax rate is due to a $5.9 million income tax benefit related to the vesting of restricted stock awards. In the first quarter of 2017, the Company adopted a new accounting standard that requires all excess income tax benefits and deficiencies from stock compensation to be recorded as discrete items in the provision for income taxes. Excluding this $5.9 million benefit, the overall income tax rate for the first nine months of 2017 was 35.9%.
Earnings Per Share
The calculation of diluted earnings per share for the third quarter and first nine months of 2018 was based on 5,336,612 and 5,390,049 weighted average shares outstanding, compared to 5,554,458 and 5,566,874 for the third quarter and first nine months of 2017. At September 30, 2018, there were 5,316,329 shares outstanding. On November 9, 2017, the Board of Directors authorized the Company to acquire up to 500,000 shares of its Class B common stock; the Company has remaining authorization for 286,025 shares as of September 30, 2018.
Adoption of Revenue Recognition Standard
On January 1, 2018, the Company adopted the new revenue recognition guidance using the modified retrospective approach. In connection with the KU Transaction, Kaplan recognized $4.5 million in service fee revenue and operating income in the third quarter of 2018. Under the previous guidance, this would not have been recognized as a determination would not have been made until the end of Purdue Global’s fiscal year (June 30, 2019). If the company applied the accounting policies under the previous guidance for all other revenue streams, revenue would have been $1.2 million lower and operating expenses would have been $2.6 million lower for the first nine months of 2018.
Forward-Looking Statements
This press release contains certain forward-looking statements that are based largely on the Company’s current expectations. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results and achievements to differ materially from those expressed in the forward-looking statements. For more information about these forward-looking statements and related risks, please refer to the section titled “Forward-Looking Statements” in Part I of the Company’s Annual Report on Form 10-K.

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GRAHAM HOLDINGS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	September 30%
(in thousands, except per share amounts)	2018	2017	Change
Operating revenues	$674,766	$657,225	3
Operating expenses	580,001	603,038	(4)
Depreciation of property, plant and equipment	13,648	16,002	(15)
Amortization of intangible assets	12,269	10,923	12
Impairment of long-lived assets	8,109	312	—
Operating income	60,739	26,950	—
Equity in earnings (losses) of affiliates, net	9,537	(532)	—
Interest income	611	861	(29)
Interest expense	(6,135)	(8,619)	(29)
Non-operating pension and postretirement benefit income, net	22,214	17,621	26
Gain on marketable equity securities, net	44,962	—	—
Other income, net	3,142	1,963	60
Income before income taxes	135,070	38,244	—
Provision for income taxes	10,000	13,400	(25)
Net income	125,070	24,844	—
Net income attributable to noncontrolling interests	(6)	(60)	(90)
Net Income Attributable to Graham Holdings Company Common Stockholders	$125,064	$24,784	—
Per Share Information Attributable to Graham Holdings Company Common Stockholders
Basic net income per common share	$23.43	$4.45	—
Basic average number of common shares outstanding	5,302	5,518
Diluted net income per common share	$23.28	$4.42	—
Diluted average number of common shares outstanding	5,337	5,554

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GRAHAM HOLDINGS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months Ended
	September 30%
(in thousands, except per share amounts)	2018	2017	Change
Operating revenues	$2,006,879	$1,916,029	5
Operating expenses	1,752,230	1,744,734	0
Depreciation of property, plant and equipment	41,909	46,525	(10)
Amortization of intangible assets	34,052	28,290	20
Impairment of goodwill and other long-lived assets	8,109	9,536	(15)
Operating income	170,579	86,944	96
Equity in earnings of affiliates, net	13,047	1,448	—
Interest income	3,884	3,397	14
Interest expense	(31,371)	(25,783)	22
Debt extinguishment costs	(11,378)	—	—
Non-operating pension and postretirement benefit income, net	66,641	55,042	21
Gain on marketable equity securities, net	28,306	—	—
Other income, net	14,662	6,881	—
Income before income taxes	254,370	127,929	99
Provision for income taxes	39,700	40,000	(1)
Net income	214,670	87,929	—
Net income attributable to noncontrolling interests	(149)	(63)	—
Net Income Attributable to Graham Holdings Company Common Stockholders	$214,521	$87,866	—
Per Share Information Attributable to Graham Holdings Company Common Stockholders
Basic net income per common share	$39.81	$15.74	—
Basic average number of common shares outstanding	5,354	5,530
Diluted net income per common share	$39.54	$15.64	—
Diluted average number of common shares outstanding	5,390	5,567

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GRAHAM HOLDINGS COMPANY
BUSINESS DIVISION INFORMATION
(Unaudited)
	Three Months Ended			Nine Months Ended
	September 30%			September 30%
(in thousands)	2018	2017	Change	2018	2017	Change
Operating Revenues
Education	$358,601	$376,805	(5)	$1,104,105	$1,136,201	(3)
Television broadcasting	130,014	101,295	28	352,902	298,893	18
Manufacturing	126,028	115,594	9	369,896	298,164	24
Healthcare	35,486	40,473	(12)	111,315	115,592	(4)
SocialCode	13,781	14,497	(5)	41,850	41,926	0
Other businesses	10,856	8,561	27	26,856	25,253	6
Corporate office	—	—	—	—	—	—
Intersegment elimination	—	—	—	(45)	—	—
	$674,766	$657,225	3	$2,006,879	$1,916,029	5
Operating Expenses
Education	$336,339	$363,008	(7)	$1,021,589	$1,079,636	(5)
Television broadcasting	74,561	67,833	10	215,789	199,171	8
Manufacturing	120,882	108,881	11	347,457	291,961	19
Healthcare	44,188	39,553	12	120,644	115,214	5
SocialCode	8,657	20,745	(58)	42,249	50,078	(16)
Other businesses	16,513	16,047	3	49,032	49,265	0
Corporate office	12,887	14,208	(9)	39,585	43,760	(10)
Intersegment elimination	—	—	—	(45)	—	—
	$614,027	$630,275	(3)	$1,836,300	$1,829,085	0
Operating Income (Loss)
Education	$22,262	$13,797	61	$82,516	$56,565	46
Television broadcasting	55,453	33,462	66	137,113	99,722	37
Manufacturing	5,146	6,713	(23)	22,439	6,203	—
Healthcare	(8,702)	920	—	(9,329)	378	—
SocialCode	5,124	(6,248)	—	(399)	(8,152)	95
Other businesses	(5,657)	(7,486)	24	(22,176)	(24,012)	8
Corporate office	(12,887)	(14,208)	9	(39,585)	(43,760)	10
	$60,739	$26,950	—	$170,579	$86,944	96
Depreciation
Education	$6,685	$8,085	(17)	$21,130	$24,994	(15)
Television broadcasting	3,198	3,118	3	9,243	8,703	6
Manufacturing	2,333	2,717	(14)	7,115	6,629	7
Healthcare	648	1,166	(44)	1,948	3,429	(43)
SocialCode	187	256	(27)	620	753	(18)
Other businesses	345	381	(9)	1,095	1,157	(5)
Corporate office	252	279	(10)	758	860	(12)
	$13,648	$16,002	(15)	$41,909	$46,525	(10)
Amortization of Intangible Assets and Impairment of Goodwill and Other Long-Lived Assets
Education	$2,682	$1,355	98	$5,494	$3,798	45
Television broadcasting	1,408	1,071	31	4,224	2,943	44
Manufacturing	6,345	6,306	1	18,216	25,117	(27)
Healthcare	9,839	2,420	—	13,456	5,718	—
SocialCode	104	83	25	771	250	—
Other businesses	—	—	—	—	—	—
Corporate office	—	—	—	—	—	—
	$20,378	$11,235	81	$42,161	$37,826	11
Pension Expense
Education	$2,107	$2,430	(13)	$6,649	$7,289	(9)
Television broadcasting	544	485	12	1,638	1,457	12
Manufacturing	18	15	20	54	62	(13)
Healthcare	143	166	(14)	430	498	(14)
SocialCode	181	149	21	542	445	22
Other businesses	147	113	30	417	336	24
Corporate office	1,333	1,233	8	4,000	4,009	—
	$4,473	$4,591	(3)	$13,730	$14,096	(3)

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GRAHAM HOLDINGS COMPANY
EDUCATION DIVISION INFORMATION
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30%			September 30%
(in thousands)	2018	2017	Change	2018	2017	Change
Operating Revenues
Kaplan international	$167,668	$171,259	(2)	$535,553	$507,568	6
Higher education	89,269	105,210	(15)	275,080	328,161	(16)
Test preparation	67,749	72,680	(7)	195,504	212,978	(8)
Professional (U.S.)	34,302	28,249	21	98,715	88,812	11
Kaplan corporate and other	143	49	—	870	120	—
Intersegment elimination	(530)	(642)	—	(1,617)	(1,438)	—
	$358,601	$376,805	(5)	$1,104,105	$1,136,201	(3)
Operating Expenses
Kaplan international	$159,293	$165,911	(4)	$482,587	$478,559	1
Higher education	83,227	103,717	(20)	256,464	311,082	(18)
Test preparation	57,177	65,350	(13)	178,291	202,771	(12)
Professional (U.S.)	27,534	20,933	32	77,852	66,767	17
Kaplan corporate and other	6,913	6,325	9	22,486	18,061	25
Amortization of intangible assets	2,682	1,355	98	5,494	3,798	45
Intersegment elimination	(487)	(583)	—	(1,585)	(1,402)	—
	$336,339	$363,008	(7)	$1,021,589	$1,079,636	(5)
Operating Income (Loss)
Kaplan international	$8,375	$5,348	57	$52,966	$29,009	83
Higher education	6,042	1,493	—	18,616	17,079	9
Test preparation	10,572	7,330	44	17,213	10,207	69
Professional (U.S.)	6,768	7,316	(7)	20,863	22,045	(5)
Kaplan corporate and other	(6,770)	(6,276)	(8)	(21,616)	(17,941)	(20)
Amortization of intangible assets	(2,682)	(1,355)	(98)	(5,494)	(3,798)	(45)
Intersegment elimination	(43)	(59)	—	(32)	(36)	—
	$22,262	$13,797	61	$82,516	$56,565	46
Depreciation
Kaplan international	$3,759	$3,780	(1)	$11,497	$11,071	4
Higher education	915	2,010	(54)	4,047	7,142	(43)
Test preparation	1,033	1,407	(27)	2,984	4,080	(27)
Professional (U.S.)	859	758	13	2,171	2,306	(6)
Kaplan corporate and other	119	130	(8)	431	395	9
	$6,685	$8,085	(17)	$21,130	$24,994	(15)
Pension Expense
Kaplan international	$66	$24	—	$233	$198	18
Higher education	1,050	467	—	3,260	3,951	(17)
Test preparation	577	244	—	2,035	2,066	(2)
Professional (U.S.)	291	81	—	871	685	27
Kaplan corporate and other	123	1,614	(92)	250	389	(36)
	$2,107	$2,430	(13)	$6,649	$7,289	(9)

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NON-GAAP FINANCIAL INFORMATION
GRAHAM HOLDINGS COMPANY
(Unaudited)
In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included in this press release, the Company has provided information regarding net income, excluding certain items described below, reconciled to the most directly comparable GAAP measures. Management believes that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

▪	the ability to make meaningful period-to-period comparisons of the Company’s ongoing results;

▪	the ability to identify trends in the Company’s underlying business; and

▪	a better understanding of how management plans and measures the Company’s underlying business.
Net income, excluding certain items, should not be considered substitutes or alternatives to computations calculated in accordance with and required by GAAP. These non-GAAP financial measures should be read only in conjunction with financial information presented on a GAAP basis.
The following table reconciles the non-GAAP financial measures to the most directly comparable GAAP measures:

	Three Months Ended September 30
	2018			2017
(in thousands, except per share amounts)	Income before income taxes	Income Taxes	Net Income	Income before income taxes	Income Taxes	Net Income
Amounts attributable to Graham Holdings Company Common Stockholders
As reported	$135,070	$10,000	$125,070	$38,244	$13,400	$24,844
Attributable to noncontrolling interests			(6)			(60)
Attributable to Graham Holdings Company Stockholders			125,064			24,784
Adjustments:
Intangible asset impairment charge	7,909	2,099	5,810	—	—	—
Reduction to operating expenses in connection with the broadcast spectrum repacking	(999)	(229)	(770)	—	—	—
Net gains on marketable equity securities	(44,962)	(11,357)	(33,605)	—	—	—
Non-operating gain, net, from cost and equity method investments and related to sales of businesses	(10,091)	(2,138)	(7,953)	—	—	—
Foreign currency loss (gain)	116	28	88	(1,414)	(523)	(891)
Nonrecurring deferred state tax benefit related to release of valuation allowances	—	17,783	(17,783)	—	—	—
Net Income, adjusted (non-GAAP)			$70,851			$23,893

Per share information attributable to Graham Holdings Company Common Stockholders
Diluted income per common share, as reported			$23.28			$4.42
Adjustments:
Intangible asset impairment charge			1.08			—
Reduction to operating expenses in connection with the broadcast spectrum repacking			(0.14)			—
Net losses on marketable equity securities			(6.26)			—
Non-operating gain, net, from cost and equity method investments and related to sales of businesses			(1.48)			—
Foreign currency loss (gain)			0.02			(0.16)
Nonrecurring deferred state tax benefit related to release of valuation allowances			(3.31)			—
Diluted income per common share, adjusted (non-GAAP)			$13.19			$4.26

The adjusted diluted per share amounts may not compute due to rounding.

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	Nine Months Ended September 30
	2018			2017
(in thousands, except per share amounts)	Income before income taxes	Income Taxes	Net Income	Income before income taxes	Income Taxes	Net Income
Amounts attributable to Graham Holdings Company Common Stockholders
As reported	$254,370	$39,700	$214,670	$127,929	$40,000	$87,929
Attributable to noncontrolling interests			(149)			(63)
Attributable to Graham Holdings Company Stockholders			$214,521			$87,866
Adjustments:
Goodwill and other long-lived asset impairment charge	7,909	2,099	5,810	9,224	3,413	5,811
Reduction to operating expenses in connection with the broadcast spectrum repacking	(2,067)	(475)	(1,592)	—	—	—
Interest expense related to the settlement of a mandatorily redeemable noncontrolling interest	6,169	—	6,169	—	—	—
Debt extinguishment costs	11,378	2,731	8,647	—	—	—
Net gains on marketable equity securities	(28,305)	(7,359)	(20,946)	—	—	—
Non-operating gain, net, from cost and equity method investments and related to sales of land and businesses	(17,038)	(3,664)	(13,374)	—	—	—
Gain on Kaplan University Transaction	(4,315)	(2,472)	(1,843)	—	—	—
Foreign currency loss (gain)	2,205	529	1,676	(6,608)	(2,445)	(4,163)
Nonrecurring deferred state tax benefit related to the release of valuation allowances	—	17,783	(17,783)	—	—	—
Tax benefit related to stock compensation	—	1,810	(1,810)	—	5,933	(5,933)
Net Income, adjusted (non-GAAP)			$179,475			$83,581

Per share information attributable to Graham Holdings Company Common Stockholders
Diluted income per common share, as reported			$39.54			$15.64
Adjustments:
Goodwill and other long-lived asset impairment charge			1.08			1.03
Reduction to operating expenses in connection with the broadcast spectrum repacking			(0.29)			—
Interest expense related to the settlement of a mandatorily redeemable noncontrolling interest			1.14			—
Debt extinguishment costs			1.60			—
Net gains on marketable equity securities			(3.86)			—
Non-operating gain, net, from cost and equity method investments and related to sales of land and businesses			(2.46)			—
Gain on Kaplan University Transaction			(0.33)			—
Foreign currency loss (gain)			0.31			(0.74)
Nonrecurring deferred state tax benefit related to the release of valuation allowances			(3.31)			—
Tax benefit related to stock compensation			(0.33)			(1.06)
Diluted income per common share, adjusted (non-GAAP)			$33.09			$14.87

The adjusted diluted per share amounts may not compute due to rounding.

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